Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-104753, 333-127349, 333-160924, 333-176058, 333-200585, 333-217347, 333-258460, and 333-273578) on Form S-8 and (No. 333-291447) on Form S-3 of our reports dated February 12, 2026, with respect to the consolidated financial statements of Gartner, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
New York, New York
February 12, 2026